Cerence AI Reports Third Quarter Results: Revenue Up 12% YoY, Connected Services Revenue Up 20% YoY; Operating Cash Flow of $20M Supports First-Ever Share Repurchase Program Headlines • Revenue of $69.6 million and GAAP net income of $1.5 million were within guidance; Adjusted EBITDA of $13.5 million increased 50% year-over-year and exceeded the high end of guidance. Connected Services revenue increased more than 20% year-over-year. • Generated $20 million in operating cash flow and approximately $20 million in free cash flow, up more than 20% YoY. • Expanded AI platform momentum and adoption, including a new multi-brand Cerence xUI award from Stellantis and the first customer win for Cerence's Mobile Work Agent. • Board of Directors authorized the Company's first-ever share repurchase program, permitting repurchases of up to $30 million of common stock over 12 months, reflecting confidence in the business and commitment to disciplined capital allocation. BURLINGTON, Mass., August 6, 2026 – Cerence Inc. (NASDAQ: CRNC) (“Cerence AI”), a global leader pioneering conversational AI-powered user experiences, today reported its third quarter fiscal year 2026 results for the period ended June 30, 2026. The Company also announced that its Board of Directors has authorized the Company's first share repurchase program, pursuant to which the Company may purchase up to $30,000,000 of its outstanding common stock over the next 12 months. “Our third-quarter results demonstrate continued execution across the business, with solid execution, strong cash generation, and momentum across our AI portfolio,” said Brian Krzanich, Chief Executive Officer of Cerence AI. “We signed an important multi-brand Cerence xUI award with Stellantis, secured the first customer for our Mobile Work Agent, and saw 20% year-over-year growth in Connected Services revenue. Together with our first-ever share repurchase authorization - which reflects the Board and management’s confidence in Cerence AI’s strategy, cash generation ability, and long-term value - we believe these results demonstrate our progress in strengthening the business through disciplined execution, innovation, and capital allocation." Krzanich continued, “We continue to build toward a much larger opportunity. As AI continues to be a strategic priority for automakers and increasingly extends into adjacent markets, we believe Cerence AI is uniquely positioned to serve as the interaction layer between people and intelligent systems. We believe that our portfolio of conversational, agentic, and embedded AI solutions, combined with our deep domain expertise, global reach, and long-standing customer relationships, provides a strong foundation for growth as we help customers bring the next generation of AI-powered experiences to life. We look forward to providing additional perspective on our roadmap and long-term growth strategy next quarter." Stock Repurchase Program Under the stock repurchase program, the Company intends to repurchase shares from time to time in the open market in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, pursuant to Rule 10b5-1 trading plans, in privately negotiated transactions, through accelerated share repurchase Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

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arrangements, purchases, or by other means. The Company may repurchase shares under this program depending on a variety of factors, including, among other things, the impact of dilution from employee stock awards, market conditions, stock price, applicable legal and regulatory requirements, and other factors. Because the program is discretionary, the program does not obligate the Company to acquire any particular number of shares or any specific dollar amount, and there is no assurance as to the timing or amount of any repurchases.

The Company intends to fund repurchases under the program primarily with existing cash and cash equivalents and, secondarily, free cash flow generated by operations.

Results Summary (1)
(in millions, except per share data)

Cerence AI delivered third-quarter revenue and net income within its guidance ranges; adjusted EBITDA above the high end of guidance and up 50% year-over-year; and $19.6 million of free cash flow, up more than 20% year-over-year. Revenue increased 12% year-over-year, primarily driven by the timing of fixed license contract execution and growth in Connected Services revenue, which increased more than 20% year-over-year, reflecting continued adoption of the Company's connected solutions. Professional Services revenue was down year-over-year, reflecting the Company's continued focus on standardization and higher-margin implementations.

	Three Months Ended June 30,		Nine Months Ended June 30,	
	2026	2025	2026	2025
GAAP revenue (2)	$ 69.6	$ 62.2	$ 248.9	$ 191.1
GAAP gross margin	76.0 %	73.7 %	80.2 %	72.8 %
GAAP total operating expenses (3)	$ 51.0	$ 46.8	$ 170.8	$ 139.7
Non-GAAP total operating expenses (3)	$ 42.7	$ 39.6	$ 143.2	$ 107.8
GAAP net income (loss)	$ 1.5	$ (2.7)	$ (2.0)	$ (5.4)
Adjusted EBITDA	$ 13.5	$ 9.0	$ 65.4	$ 39.8
GAAP net cash provided by operating activities	$ 20.0	$ 23.7	$ 72.0	$ 48.4
Free cash flow	$ 19.6	$ 16.1	$ 68.9	$ 37.1
GAAP net income (loss) per share - diluted	$ 0.03	$ (0.06)	$ (0.05)	$ (0.12)

(1) Please refer to the "Discussion of Non-GAAP Financial Measures" and "Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures" included elsewhere in this release for more information regarding the Company's use of non-GAAP financial measures.
(2) Q1FY26 revenue included $49.5 million of IP license revenue related to a previously disclosed agreement with Samsung. Q3FY26 and Q3FY25 revenue included $12.5 million and $0.0 million of revenue from fixed license contracts, respectively.
(3) Q1FY26 GAAP and Non-GAAP operating expenses included $20.8 million of expenses related to the Company's previously disclosed agreement with Samsung.

Cerence Key Performance Indicators
To help investors gain further insight into Cerence AI's business and performance, management provides a set of key performance indicators (KPIs). The Company believes the KPIs for the quarter reflect continued

Contact Information
Cerence Media Relations | press@cerence.com
Cerence Investor Relations | cerence@pondel.com

adoption of its connected solutions and disciplined pricing, with year-over-year growth in connected cars shipped and Adjusted Total Billings. Key Performance Indicator1 Q3FY26 Percent of worldwide auto production with Cerence Technology (trailing twelve months (“TTM”)) 50% Change in number of Cerence connected cars shipped (TTM over prior year TTM)2 4% Change in Adjusted Total Billings (TTM over prior year TTM)3 6% (1) Please refer to the “Key Performance Indicators” section included elsewhere in this release for more information regarding the definitions and use of key performance indicators. (2) Based on IHS Markit data, global auto production increased 1% TTM over prior-year TTM. (3) Adjusted Total Billings excludes professional services and fixed license contracts and is adjusted for fixed license consumption. Change in Adjusted Total Billings is calculated TTM over prior-year TTM. Fourth Quarter and Full Year Fiscal 2026 Outlook For the fiscal fourth quarter ending September 30, 2026: • Revenue is expected to be in the range of $61 million to $65 million, with no fixed license revenue contracts expected to be signed during the quarter. • Gross margins are projected between 72% and 75%. • GAAP net income is projected to be between $1 million and $5 million. • GAAP EPS (diluted) is expected to be between $0.02 and $0.10. • Adjusted EBITDA is expected to be in the range of $1 million to $5 million. Adjusted EBITDA guidance excludes amortization of acquired intangible assets, stock-based compensation, restructuring and other costs. For the full fiscal year ending September 30, 2026: • Revenue is expected to be in the range of $310 million to $314 million. • Gross margin is expected to be in the range of 78% to 79%. • GAAP net (loss) income is projected to be in the range of $(1) million to $3 million. • GAAP EPS (diluted) is expected to be between $(0.02) and $0.06. • Adjusted EBITDA is expected to be in the range of $66 million to $70 million. • Net cash provided by operating activities is projected to be in the range of $81 million to $85 million. • Free cash flow in the range of $76 million to $82 million. Cerence Conference Call and Webcast The Company will host a live conference call and webcast with slides to discuss its results today at 4:30pm Eastern Time / 1:30pm Pacific Time. Interested investors and analysts are invited to dial into the conference call by registering here. Webcast access also will be available on the Investor section of the Company’s website at investors.cerence.com. A replay of the webcast can be accessed by visiting the Company’s website 90 minutes following the conference call at investors.cerence.com. Forward Looking Statements Statements in this press release, as well as oral statements made by Cerence management from time to time, regarding: Cerence’s future performance, results and financial condition; expected growth, profitability and Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

cash flow; outlook and momentum; Cerence's business model; transformation plans and cost efficiency initiatives; stock repurchase program including, but not limited to, the amount and timing;strategy; opportunities; business, industry and market trends; plans and expectations regarding fixed license contracts and the impact on financial results; revenue visibility; backlog; revenue timing and mix; demand for Cerence products; innovation and new product offerings, including AI technology and Cerence xUI; expansion into adjacent markets; expected benefits of technology partnerships; IP licensing, enforcement, and protection efforts; and management’s future expectations, anticipations, intentions, estimates, assumptions, beliefs, goals, objectives, targets, plans, outlook or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “goal,” “objective,” “anticipates,” “projects,” “forecasts,” “expects,” “intends,” “continues,” “will,” “may,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions as of the date of this press release, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry or the global economy more generally; volatility in the political, legal and regulatory environment in which we operate, including trade, tariffs and other policies implemented by the United States, actions taken by other countries in response or other changes in law and regulation applicable to us; the ongoing conflicts in Ukraine and the Middle East; risks of international operations, including in China; automotive production curtailment or delays; changes in customer forecasts and the timing and receipt of royalty reports; our inability to control and successfully manage our expenses and cash position; our inability to deliver improved financial results from process optimization efforts and cost reduction actions; pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed license contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; a decrease in the level of professional services projects; fluctuations in our financial and operating results, including as a result of licensing transactions and litigation settlements or judgments; our inability to successfully introduce and drive customer adoption of new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs) and shift to more recurring revenue streams; the inability to expand into adjacent or non-auto markets; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents and compliance with global privacy and data security requirements; failure to protect our intellectual property; adverse developments related to our intellectual property enforcement litigation, the outcome of such litigation, or remedies that could be awarded in connection with such litigation; risks and challenges posed by the development and use of artificial intelligence; the evolving regulatory landscape governing artificial intelligence; defects or interruptions in service with respect to our products; supply chain interruptions; fluctuating currency rates and interest rates; inflation; financial and credit market volatility; restrictions on our current and future operations under the terms of our debt; the use of cash to service or repay our debt; the use of cash to repurchase shares under our stock repurchase program; the ability to repurchase shares of our common stock under our repurchase program at favorable prices or at all; and our inability to generate sufficient cash from our operations; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document. Discussion of Non-GAAP Financial Measures We believe that providing the non-GAAP information, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and nine months ended June 30, 2026 and 2025, our management has either included or excluded the following items in general categories, each of which is described below. Adjusted EBITDA. Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net and impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs. Restructuring and other costs, net. Restructuring and other costs, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, consulting costs relating to our transformation initiatives, and costs for consolidating duplicate facilities. Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets. Stock-based compensation. Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods. Other expenses. We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net (gains) losses from extinguishment of debt, net (gains) losses from foreign currency translation, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions. Non-GAAP total operating expenses. Non-GAAP total operating expenses reflect GAAP operating expenses excluding stock-based compensation, intangible asset amortization, and restructuring and other costs. Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs. Key Performance Indicators We believe that providing key performance indicators (“KPIs”) allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended June 30, 2026, our management has reviewed the following KPIs, each of which is described below: • Percent of worldwide auto production with Cerence Technology (TTM): The number of Cerence enabled cars shipped on a TTM basis as compared to IHS Markit car production data. • Change in number of Cerence connected cars shipped: The year-over-year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis. • Change in Adjusted total billings YoY (TTM): The year over year change in total billings excluding Professional Services and fixed license billings and adjusted for fixed license consumption. Amounts calculated on a TTM over prior year TTM basis. ____________ See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures. To learn more about Cerence AI, visit www.cerence.ai, and follow the company on LinkedIn. About Cerence Inc. Cerence Inc. (NASDAQ: CRNC) is a global industry leader in creating intuitive, seamless, AI-powered experiences across automotive and transportation. Leveraging decades of innovation and expertise in voice, generative AI, and large language models, Cerence powers integrated experiences that create safer, more connected, and more enjoyable journeys for drivers and passengers alike. With more than 525 million cars Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

shipped with Cerence technology, the company partners with leading automakers, transportation OEMs, and technology companies to advance the next generation of user experiences. Cerence is headquartered in Burlington, Massachusetts, with operations globally and a worldwide team dedicated to pushing the boundaries of AI innovation. For more information, visit www.cerence.ai. Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

CERENCE INC. Condensed Consolidated Statements of Operations (in thousands, except per share data) (unaudited) Three Months Ended June 30, Nine Months Ended June 30, 2026 2025 2026 2025 Revenues: License $ 41,600 $ 34,176 $ 166,935 $ 108,361 Connected services 15,465 12,842 45,307 39,197 Professional services 12,522 15,218 36,613 43,584 Total revenues 69,587 62,236 248,855 191,142 Cost of revenues: License 1,362 1,074 4,291 5,288 Connected services 4,906 4,805 14,860 16,095 Professional services 10,405 10,469 30,144 30,618 Total cost of revenues 16,673 16,348 49,295 52,001 Gross profit 52,914 45,888 199,560 139,141 Operating expenses: Research and development 29,237 27,152 84,235 71,353 Sales and marketing 5,829 5,916 17,905 15,612 General and administrative 14,714 12,340 59,497 36,293 Amortization of intangible assets — 578 — 1,668 Restructuring and other costs, net 1,259 850 9,180 14,744 Total operating expenses 51,039 46,836 170,817 139,670 Income (loss) from operations 1,875 (948) 28,743 (529) Interest income 710 895 2,230 3,250 Interest expense (1,450) (2,409) (4,592) (8,518) Other income, net 413 1,673 2,250 2,444 Income (loss) before income taxes 1,548 (789) 28,631 (3,353) Provision for income taxes 15 1,932 30,664 2,000 Net income (loss) $ 1,533 $ (2,721) $ (2,033) $ (5,353) Net income (loss) per share: Basic $ 0.03 $ (0.06) $ (0.05) $ (0.12) Diluted $ 0.03 $ (0.06) $ (0.05) $ (0.12) Weighted-average common shares outstanding: Basic 45,184 43,262 45,077 43,127 Diluted 47,744 43,262 45,077 43,127 Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

CERENCE INC. Condensed Consolidated Balance Sheets (in thousands, except per share amounts) June 30, September 30, 2026 2025 (Unaudited) ASSETS Current assets: Cash and cash equivalents $ 127,607 $ 84,017 Marketable securities — 3,433 Accounts receivable, net of allowances of $72 and $68 45,903 58,937 Deferred costs 4,331 4,481 Prepaid expenses and other current assets 34,415 39,889 Total current assets 212,256 190,757 Property and equipment, net 31,381 35,761 Deferred costs 13,020 15,501 Operating lease right of use assets 12,448 16,762 Goodwill 295,976 299,003 Deferred tax assets 38,709 54,207 Other assets 17,146 18,600 Total assets $ 620,936 $ 630,591 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable $ 2,693 $ 901 Deferred revenue 55,799 51,865 Short-term operating lease liabilities 4,056 4,344 Accrued expenses and other current liabilities 39,388 44,080 Total current liabilities 101,936 101,190 Long-term debt 173,458 199,693 Deferred revenue, net of current portion 142,408 140,021 Long-term operating lease liabilities 9,538 13,083 Other liabilities 27,242 25,928 Total liabilities 454,582 479,915 Stockholders' Equity: Common stock, $0.01 par value, 560,000 shares authorized; 45,188 and 43,374 shares issued and outstanding, respectively 451 434 Accumulated other comprehensive loss (27,880) (25,469) Additional paid-in capital 1,136,270 1,116,165 Accumulated deficit (942,487) (940,454) Total stockholders' equity 166,354 150,676 Total liabilities and stockholders' equity $ 620,936 $ 630,591 Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

CERENCE INC. Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited) Nine Months Ended June 30, 2026 2025 Cash flows from operating activities: Net loss $ (2,033) $ (5,353) Adjustments to reconcile net loss to net cash provided by operations: Depreciation and amortization 7,822 8,512 Provision for credit loss reserve 6 208 Stock-based compensation 19,616 20,047 Non-cash interest expense 2,416 4,647 Gain on debt extinguishment (1,051) (327) Deferred tax provision (benefit) 15,561 (5,303) Unrealized foreign currency transaction loss (gain) 425 (2,708) Other, net 776 (33) Changes in operating assets and liabilities: Accounts receivable 7,540 (2,949) Prepaid expenses and other assets 11,986 27,132 Deferred costs 2,166 3,068 Accounts payable 1,686 1,484 Accrued expenses and other liabilities (5,339) (17,134) Deferred revenue 10,384 17,130 Net cash provided by operating activities 71,961 48,421 Cash flows from investing activities: Capital expenditures (3,071) (11,353) Sale and maturities of marketable securities 3,425 3,493 Other investing activities (873) (1,145) Net cash used in investing activities (519) (9,005) Cash flows from financing activities: Principal payments of long-term debt (27,600) — Principal payments of short-term debt — (87,089) Common stock repurchases for tax withholdings for net settlement of equity (7,606) (2,200) Principal payment of lease liabilities arising from a finance lease (12) (331) Proceeds from the issuance of common stock 8,112 2,204 Net cash used in financing activities (27,106) (87,416) Effects of exchange rate changes on cash and cash equivalents (746) 187 Net change in cash and cash equivalents 43,590 (47,813) Cash and cash equivalents at beginning of period 84,017 121,485 Cash and cash equivalents at end of period 127,607 73,672 Supplemental disclosure of cash flow information: Cash paid for income taxes $ 11,034 $ 4,739 Cash paid for interest $ 2,925 $ 3,980 CERENCE INC. Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (unaudited - in thousands) Three Months Ended June 30, Nine Months Ended June 30, 2026 2025 2026 2025 GAAP revenue $ 69,587 $ 62,236 $ 248,855 $ 191,142 GAAP gross profit $ 52,914 $ 45,888 $ 199,560 $ 139,141 GAAP gross margin 76.0% 73.7% 80.2% 72.8% GAAP total operating expenses $ 51,039 $ 46,836 $ 170,817 $ 139,670 Stock-based compensation* 7,100 5,796 18,418 15,488 Amortization of intangible assets — 578 — 1,668 Restructuring and other costs, net* 1,259 850 9,180 14,744 Non-GAAP total operating expenses $ 42,680 $ 39,611 $ 143,219 $ 107,769 GAAP net income (loss) $ 1,533 $ (2,721) $ (2,033) $ (5,353) Stock-based compensation* 7,515 6,345 19,615 17,084 Amortization of intangible assets — 578 — 1,668 Restructuring and other costs, net* 1,259 850 9,180 14,744 Depreciation 2,847 2,140 7,822 6,844 Total other expense (income), net 327 (159) 112 2,824 Provision for income taxes 15 1,932 30,664 2,000 Adjusted EBITDA $ 13,496 $ 8,966 $ 65,360 $ 39,811 GAAP net cash provided by operating activities $ 19,960 $ 23,700 $ 71,961 $ 48,421 Capital expenditures (340) (7,649) (3,071) (11,353) Free cash flow $ 19,620 $ 16,051 $ 68,890 $ 37,068 *-$3.0 million in stock-based compensation is included in Restructuring and other costs, net for the nine months ended June 30, 2025. Free cash flow is net cash provided by operating activities determined in accordance with GAAP less capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures. Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

CERENCE INC. Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.) (unaudited - in thousands, except per share data) Q4 2026 FY2026 Low High Low High GAAP revenue $ 61,145 $ 65,145 $ 310,000 $ 314,000 GAAP gross profit $ 43,719 $ 48,691 $ 243,252 $ 248,252 GAAP gross margin 72% 75% 78% 79% GAAP total operating expenses $ 53,603 $ 54,603 $ 224,421 $ 225,421 Stock-based compensation 6,921 6,921 25,340 25,340 Restructuring and other costs, net 100 100 9,279 9,279 Non-GAAP total operating expenses $ 46,582 $ 47,582 $ 189,802 $ 190,802 GAAP net (loss) income $ 981 $ 4,953 $ (1,080) $ 2,920 Stock-based compensation 7,625 7,625 27,240 27,240 Restructuring and other costs, net 100 100 9,279 9,279 Depreciation 3,188 3,188 11,010 11,010 Total other expense (income), net (305) (305) (193) (193) (Benefit from) provision for income taxes (10,560) (10,560) 20,104 20,104 Adjusted EBITDA $ 1,029 $ 5,001 $ 66,360 $ 70,360 GAAP net (loss) income per share: Basic $ 0.02 $ 0.11 $ (0.02) $ 0.06 Diluted $ 0.02 $ 0.10 $ (0.02) $ 0.06 Weighted-average common shares outstanding: Basic 45,237 45,237 45,050 45,050 Diluted 48,677 48,677 45,050 47,661 GAAP net cash provided by operating activities $ 80,500 $ 85,000 Capital expenditures (4,500) (3,000) Free cash flow $ 76,000 $ 82,000 Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com